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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                CONTACT: JENNIFER P. DOOLEY
                                                         Chief Financial Officer
                                                          972/680-9700, Ext. 359


                  USDATA ANNOUNCES MANAGEMENT AND BOARD CHANGES
                        JAMES E. FLEET NAMED INTERIM CEO

RICHARDSON, TEXAS, October 29, 2002 -- USDATA Corporation announced today that its board of directors has accepted the resignation of Robert (Bob) Merry, president and chief executive officer. Mr. Merry has also resigned from the board of directors. The resignations are effective immediately.

The board of directors has appointed James E. Fleet as interim president and chief executive officer. Mr. Fleet is a vice-president with Phoenix Management Services, Inc., an operationally focused turnaround management firm headquartered in Philadelphia, Pennsylvania. He has previously served as interim chief financial officer of USDATA. Mr. Fleet is expected to be with USDATA for a considerable period of time and will serve as a director on the board.

USDATA also announced today that Winston Churchill has resigned as the Company's chairman but will remain a director. Elected to the board of directors and replacing Mr. Churchill as chairman is Yaron Eitan. Mr. Eitan is the founder, president and chief executive officer of Selway Partners, LLC., a diversified high technology holding company. Also elected to the board of directors is Randy Illig. Mr. Illig is a venture partner with Selway Partners and is the founder and former chief executive officer of Visalign, an IT service company in Wayne, Pennsylvania.

"Bob provided strong leadership to USDATA over the past five years. We will miss his expertise and vision and wish him well in his new endeavors, " said Eitan. "We are pleased that we could retain Jim in the role of interim president and CEO. His prior experience with USDATA and its customers will prove invaluable as we chart the future direction of the Company."

"I returned to USDATA because I have a strong belief in the Company. USDATA has a very loyal community of customers, employees, and investors," said Fleet. "I am excited to have this opportunity to strengthen USDATA's position in the marketplace and help craft the future strategic direction."


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ABOUT USDATA

Now in its 28th year, USDATA Corporation (NASDAQ: USDC), headquartered in Richardson, Texas, is a leading global provider of software and services that give enterprises the knowledge and control needed to perfect the products they produce and the processes they manage. Based upon a tradition of flexible service, innovation, and integration, USDATA's software currently operates in more than 60 countries around the globe, including seventeen of the top twenty-five manufacturers. USDATA's software heritage is born out of manufacturing and process automation solutions and has grown to encompass the industry's deepest product knowledge and control solutions. With an eye toward the future of e-business, USDATA continues to innovate solutions that will support the integration of enterprise production and automation information into the supply chain. The company has six offices worldwide and a global network of distribution and support partners. For more information, visit USDATA on the Web at www.usdata.com.

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 regarding revenues, margins, operating expenses, earnings, growth rates, and certain business trends that are subject to risks and uncertainties that could cause actual results to differ materially from the results described herein. Specifically, the ability to grow product and service revenues may not continue and the company may not be successful in developing new products, product enhancements, or services on a timely basis or in a manner that satisfies customers needs or achieves market acceptance. Other factors that could cause actual results to differ materially are: competitive pricing and supply, market acceptance and success for service offerings, short-term interest rate fluctuations, general economic conditions, employee turnover, possible future litigation, and related uncertainties on future revenue and earnings as well as the risks and uncertainties set forth from time to time in the company's other public reports and filings and public statements. Recipients of this document are cautioned to consider these risks and uncertainties and to not place undue reliance on these forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements.

                                      x x x

October 29, 2002
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